Exhibit 10.60

FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT
FOR PHILIP M. PANZERA

     This Fourth Amendment (this “Amendment”) is entered into on September 28, 2001, between Hawker Pacific Aerospace (“HPA”) and Philip M. Panzera (“Employee”), in order to amend that certain Employment Agreement, dated October 1, 1998, as previously amended (the “Agreement”), between HPA and Employee as herein set forth:

     1. Term of Agreement. Notwithstanding the written notice, dated June 29, 2001 (the “Prior Notice”), from David L. Lokken, President and Chief Executive Officer of HPA, to Employee to the effect that the Agreement would not be extended past September 30, 2001, Section 5.1 of the Agreement is hereby amended to read in its entirety as follows:

“5.1 Terms of Agreement. The original term of Employee’s employment with HPA commenced on October 1, 1998 and shall continue until September 30, 2001. Thereafter, Employee’s employment with HPA shall continue month-to-month, until terminated in accordance with the terms of this Agreement.”

     2. Base Salary. Employee’s base salary, as provided for in Section 4.1 of the Agreement is hereby increased to $185,000 (one hundred and eighty-five thousand dollars), effective October 1, 2001.

     3. Severance Pay. The “Without Cause” Severance Pay to which Employee is entitled based on the Prior Notice and the provisions of Section 5.3(A) of the Agreement shall be paid using the base salary rate in effect at the time of the Prior Notice.

     4. Termination. Section 5.2 of the Agreement is hereby deleted in its entirety.

     5. No Other Change. Except as set forth in this Amendment, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

HAWKER PACIFIC AEROSPACE		EMPLOYEE

By:	/s/ David L. Lokken	/s/ Phillip M. Panzera

	David L. Lokken	Phillip M. Panzera
President and Chief Executive Officer